Exhibit 10.3

LOANCORE REALTY TRUST, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) made as of this 22nd day of June, 2015, by and among LoanCore Realty Trust, Inc., a Maryland corporation (the “Company”), Mark Finerman, Christopher McCormack, Daniel Bennett, Jordan Bock, Gary Berkman, Stuart Shiff, LC REIT LLC, a Delaware limited liability company (“GICRE”), and Jefferies Group LLC, a Delaware limited liability company (“Jefferies Group”). For purposes of this Agreement, each of Mark Finerman, Christopher McCormack, Daniel Bennett, Jordan Bock and Gary Berkman shall be referred to as a “Management Purchaser” and collectively as the “Management Purchasers”, and each Management Purchaser, Stuart Shiff, GICRE and Jefferies Group shall be referred to individually as a “Purchaser” and collectively as the “Purchasers.”

WHEREAS, the Company has filed a registration statement on Form S-11 (No. 333-204154) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, concurrent with the consummation of the IPO, the Company desires to issue and sell, and each Purchaser desires to purchase, severally and not jointly, upon the terms and conditions set forth in this Agreement, shares of Common Stock as provided in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.                  Sale and Purchase of Private Placement Common Shares. Subject to, and concurrent with, the consummation of the IPO as disclosed in the Registration Statement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, hereby agrees to purchase from the Company a number of shares of Common Stock (as to each Purchaser, the “Private Placement Common Shares”) in accordance with the terms specified in Schedule A hereto, in each case, at the initial public offering price set forth on the cover page of the final prospectus for the IPO (collectively, in the aggregate for each Purchaser, the “Purchase Price”).

2.                  Closing. Upon satisfaction of the covenants and conditions set forth herein, the closing of the purchase and sale of the Private Placement Common Shares hereunder, including each Purchaser’s payment for and delivery of its Private Placement Common Shares, will take place at the offices of the Company’s legal counsel concurrently with, and shall be subject to, the completion of the IPO as disclosed in the Registration Statement (the “Closing”). At the Closing, the Company shall deliver to each Purchaser one or more certificates evidencing, or book-entry credits representing, the Private Placement Common Shares, registered in such Purchaser’s or its designee’s name, upon the payment of the applicable Purchase Price as set forth in Schedule A hereto by such Purchaser in immediately available funds by wire transfer to an account designated by the Company.

3.                  Representations and Warranties of the Company. In connection with the issuance and sale of the Private Placement Common Shares, the Company hereby represents and warrants to each Purchaser the following:

3.1              The Company (a) has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the corporate power and authority to enter into this Agreement, the Registration Rights Agreement (as defined below) and each Investor Rights Agreement (as defined below), to consummate the transactions contemplated hereby and thereby and in the Registration Statement and to own or lease and operate its assets and carry on its business as described in the Registration Statement. The authorized capitalization of the Company is as is set forth in the Registration Statement (except for subsequent issuances, if any, pursuant to this Agreement, the Underwriting Agreement (as defined below), pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement).

3.2              All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and each Investor Rights Agreement and to consummate the IPO and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby and thereby has been duly and validly taken by the Company, subject to any further actions required to be taken in connection with the pricing and closing of the IPO and related transactions as described in the Registration Statement, all of which actions shall have been taken prior to the pricing of the IPO. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and each of the Registration Rights Agreement and each Investor Rights Agreement, will constitute, in each case, upon the execution and delivery by all parties hereto and thereto other than the Company, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

3.3              The Private Placement Common Shares issuable to each Purchaser have been duly and validly authorized by the Company and, upon issuance in accordance with, and payment pursuant to, the terms hereof, the Private Placement Common Shares will be validly issued, fully paid and nonassessable.

3.4              The Company is not in violation of or in default under any provision of its charter or bylaws. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not result, whether with or without giving of notice or lapse of time or both, in the imposition of any lien, charge or encumbrance upon any property or asset of the Company. Neither the issuance and sale by the Company of the Private Placement Common Shares to any Purchaser nor the consummation of the IPO will conflict with the charter or bylaws of the Company or any material contract to which the Company is a party or any law or any order, judgment or decree of any U.S. court applicable to the Company or its property.

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3.5              No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental entity or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or either Investor Rights Agreement or the consummation by the Company of the transactions contemplated hereby and thereby or of the IPO as described in the Registration Statement, except such as have been already obtained or as may be required under the Securities Act or the rules thereunder or state or non-U.S. securities or blue sky laws or as may be required by the Financial Industry Regulatory Authority, Inc.

3.6              Except as set forth in the Registration Statement, the Company and its subsidiaries do not have any liabilities outside the ordinary course of business which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

3.7              The Company and its subsidiaries, collectively, hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and are not in default or violation of, any law, statute, order, rule, regulation, policy or guideline of any U.S. federal, state or local governmental entity applicable to the Company or any of its subsidiaries, other than such defaults or violations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the Company and its subsidiaries considered as one enterprise.

3.8              Except as set forth in the Registration Statement, neither the Company nor any of its subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the Company and its subsidiaries considered as one enterprise. Neither the Company nor any of its subsidiaries is subject to any order, judgment or decree of a governmental entity that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the Company and its subsidiaries considered as one enterprise.

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3.9 The Registration Statement does not, and will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.10 The financial statements included in the Registration Statement, together with the related schedules and notes, present fairly the financial position of each of DivCore Subordinate Debt Club I REIT Holding, LLC (the “Predecessor”) and its consolidated subsidiaries and of the Company and its consolidated subsidiaries, respectively, at the dates indicated and the statements of operations, members’ capital and cash flows of the Predecessor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved.

3.11 Commencing upon the completion of the merger between the Company and the Predecessor, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the contemplated method of operation of the Company and its subsidiaries will enable the Company to meet the requirements for taxation as a REIT under the Code.

3.12 The Company will use the net proceeds received by it from the sale of the Private Placement Common Shares and shares of Common Stock in the IPO in the manner specified in the Registration Statement under “Use of Proceeds.”

3.13 The Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

4.                  Representations and Warranties of each Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

4.1              Such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.2              The Private Placement Common Shares are being acquired for such Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.3              If an entity, such Purchaser has been duly organized or formed, and is validly existing and in good standing, under the laws of its jurisdiction of organization or formation and has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If a natural person, such Purchaser is at least 21 years old and is legally competent to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

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4.4              If an entity, all action necessary to be taken by such Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by such Purchaser in connection with the transactions contemplated hereby has been duly and validly taken by such Purchaser. This Agreement has been duly executed and delivered by such Purchaser, and, upon the execution and delivery by all parties hereto other than such Purchaser, will constitute the valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The purchase by such Purchaser of the applicable Private Placement Common Shares under this Agreement does not conflict with the organizational documents of such Purchaser (if an entity) or with any material contract to which such Purchaser is a party or any laws or regulations or any order, judgment or decree of any U.S. court applicable to such Purchaser or its property.

4.5              Such Purchaser understands and acknowledges that (i) the offering of the applicable Private Placement Common Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of such Private Placement Common Shares is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and exempt from registration pursuant to applicable state or non-U.S. securities or blue sky laws, and that the Company’s reliance upon such exemptions is predicated upon such Purchaser’s representations, warranties, acknowledgements and agreements set forth in this Agreement. Such Purchaser acknowledges and agrees that such Private Placement Common Shares will be characterized as “restricted securities” under the Securities Act and may not be sold or otherwise transferred unless the Private Placement Common Shares are subsequently registered under the Securities Act and qualified under applicable state and non-U.S. securities and blue sky laws or unless an exemption from such registration and such qualification is available.

4.6              Such Purchaser (i) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the applicable Private Placement Common Shares and to make an informed decision relating thereto, (ii) has the ability to bear the economic risk of such Purchaser’s prospective investment in such Private Placement Common Shares and (iii) has not been offered such Private Placement Common Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium, or any broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such medium. Such Purchaser (i) has been furnished with the materials relating to the business, financial condition, liquidity, results of operations and prospects of the Company (including its predecessor) and its subsidiaries and other matters relevant to such Purchaser’s investment in such Private Placement Common Shares that have been requested by such Purchaser and (ii) such Purchaser has had adequate opportunity to ask questions of, and receive answers from, the officers, employees, agents, accountants and representatives of the Company concerning the business, financial condition, liquidity, results of operations and prospects of the Company (including its predecessor) and its subsidiaries and all other matters relevant to its investment in such Private Placement Common Shares.

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4.7              Such Purchaser has a substantive, pre-existing relationship with the Company and was directly contacted by the Company or its agents outside the IPO effort. Such Purchaser (i) was not identified or contacted through the marketing of the IPO and (ii) did not independently contact the Company as a result of the general solicitation or general advertising or the filing of the Registration Statement.

4.8              Such Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

4.9              Such Purchaser will have available (including, if applicable, through its affiliates) at the Closing sufficient funds (taking into account, as applicable, proceeds to be received by such Purchaser and/or its affiliates or designees in connection with the formation transactions described in the Registration Statement) to acquire the applicable Private Placement Common Shares to be purchased by such Purchaser pursuant to this Agreement.

5.                  Lock-up Agreements. Each Purchaser shall enter into a separate lock-up agreement with the Company, substantially in the form of Exhibit A hereto, on or prior to the date on which the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, LoanCore Advisors, LLC and the underwriters named therein (the “Underwriters”) for the sale of shares of Common Stock in the IPO is executed. In addition, each Purchaser agrees to enter into an additional lock-up agreement with the Underwriters, which shall be substantially similar to the form of lock-up agreement attached as Exhibit A hereto, on or prior to the date on which the Underwriting Agreement is executed.

6.                  Expenses. At the Closing, the Company shall reimburse each of GICRE and Jefferies Group for all costs and expenses incurred by each of GICRE and Jefferies Group, respectively, in connection with the transactions contemplated by this Agreement and any other applicable transactions described in the Registration Statement; provided, however, that the Company shall not be required to reimburse either GICRE or Jefferies Group pursuant to this Section 6 for any amount incurred by GICRE or Jefferies Group, individually and not collectively, in excess of $250,000.

7.                  Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If any party decides that it must make any such required filing, it will advise the other parties prior to making such filing. Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated in this Agreement, the Registration Rights Agreement and the Investor Rights Agreements have been disclosed in the Registration Statement and will be disclosed in the final prospectus for the IPO and that a form of this Agreement, the Registration Rights Agreement and each Investor Rights Agreement has been or will be filed as an exhibit to the Registration Statement.

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8.                  Conditions of Closing of the Purchasers. The respective obligations of each Purchaser to acquire the applicable Private Placement Common Shares from the Company at the Closing are subject to the fulfillment to each such Purchaser’s reasonable satisfaction on or prior to the Closing of each of the following conditions (with the exception of Section 8.5, which shall only be a condition to GICRE’s obligation to acquire the Private Placement Common Shares required to be purchased by GICRE pursuant to the terms hereof):

8.1              The representations and warranties made by the Company in Section 3 above shall be true and correct on and as of the date of this Agreement and as of the Closing as though made on the Closing.

8.2              All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with by the Company.

8.3              There shall have been no material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, since the date of this Agreement through and as of Closing.

8.4              The Company shall have delivered on or prior to the date of the Closing (a) to the Purchasers or their respective designees an executed copy of the Registration Rights Agreement among the Company and the Purchasers, substantially in the form of Exhibit B hereto (the “Registration Rights Agreement”) and (b) (i) to GICRE or its designee an executed copy of the Investor Rights Agreement among the Company, the Management Purchasers, LoanCore Advisors, LLC, LoanCore Capital, LLC and GICRE, substantially in the form of Exhibit C-1 hereto (the “GICRE Investor Rights Agreement”) and (ii) to Jefferies Group or its designee an executed copy of the Investor Rights Agreement among the Company, the Management Purchasers, LoanCore Advisors, LLC, LoanCore Capital, LLC and Jefferies Group, substantially in the form of Exhibit C-2 hereto (the “Jefferies Group Investor Rights Agreement” and, together with the GICRE Investor Rights Agreement, the “Investor Rights Agreements”).

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8.5              The Company shall have delivered on or prior to the date of the Closing to GICRE or its designee an executed copy of the Representation Regarding Ownership of Shares, substantially in the form of Exhibit D hereto.

8.6              Simultaneously with the Closing, the Company shall consummate the IPO as disclosed in the Registration Statement.

9.                  Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder; provided, that a Purchaser shall be permitted to assign its rights and obligations hereunder to one or more affiliates of such Purchaser if the representations and warranties of such Purchaser contained in Section 4 above will be true and correct as to such affiliate(s) as of the date of such assignment and as of the Closing.

10.              Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

11.              Default By A Purchaser. If one or more Purchasers fails to purchase its Private Placement Common Shares under this Agreement, the obligations of the non-defaulting Purchasers to purchase, and the obligation of the Company to sell, their applicable Private Placement Common Shares shall terminate without liability on the part of any non-defaulting Purchaser.

12.              Counterparts; Facsimile; Pdf. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission or pdf, and any such executed facsimile copy or pdf shall be treated as an original.

13.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

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14.              Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15.              Legends. Each Purchaser acknowledges and agrees that each certificate, if any, representing the Private Placement Common Shares shall be endorsed with the following legend or a substantially similar legend:

The shares represented by this certificate have not been registered for sale under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption from registration under the Act or pursuant to an effective registration statement under the Act.

The shares represented by this certificate are subject to the provisions of a Registration Rights Agreement.

16.              Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

17.              Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

LOANCORE REALTY TRUST, INC.

By:

Name:

Title:

PURCHASERS:

Mark Finerman

Christopher McCormack

Daniel Bennett

Jordan Bock

Gary Berkman

Stuart Shiff

LC REIT LLC

By: NA-RE INVESTMENT HOLDINGS, LLC,
         its sole member

By: GIC Real Estate, Inc.,
        its Manager

By:

Name:

Title:

By:

Name:

Title:

Jefferies Group LLC

By:
        Name:
        Title:

Schedule A

Name and Address of Purchaser	Number of Shares of Common Stock
Mark Finerman c/o LoanCore Realty Trust, Inc. 55 Railroad Avenue, Suite 100 Greenwich, Connecticut 06830	$10,100,000 / the initial public offering price set forth on the cover page of the final prospectus for the IPO
Christopher McCormack c/o LoanCore Realty Trust, Inc. 55 Railroad Avenue, Suite 100 Greenwich, Connecticut 06830	$1,491,120 / the initial public offering price set forth on the cover page of the final prospectus for the IPO
Daniel Bennett c/o LoanCore Realty Trust, Inc. 55 Railroad Avenue, Suite 100 Greenwich, Connecticut 06830	$400,000 / the initial public offering price set forth on the cover page of the final prospectus for the IPO
Jordan Bock c/o LoanCore Realty Trust, Inc. 55 Railroad Avenue, Suite 100 Greenwich, Connecticut 06830	$300,000 / the initial public offering price set forth on the cover page of the final prospectus for the IPO
Gary Berkman c/o LoanCore Realty Trust, Inc. 55 Railroad Avenue, Suite 100 Greenwich, Connecticut 06830	$200,000 / the initial public offering price set forth on the cover page of the final prospectus for the IPO
Stuart Shiff c/o DivCo West Real Estate Services, LLC 575 Market Street, 35th Floor San Francisco, CA 94105	$2,508,880 / the initial public offering price set forth on the cover page of the final prospectus for the IPO

LC REIT LLC 335 Madison Avenue, 24th Floor New York, New York 10017	$150,000,000 / the initial public offering price set forth on the cover page of the final prospectus for the IPO; provided, however, that in the event that the aforementioned number of shares of Common Stock would exceed 30% of the shares of Common Stock outstanding immediately following the completion of the IPO and the transactions contemplated by this Agreement (excluding any shares of Common Stock that may be issued upon exercise of the Underwriters’ over-allotment option described in the final prospectus for the IPO), then GICRE shall purchase from the Company such number of shares of Common Stock equal to such 30% of the shares of Common Stock outstanding immediately following the completion of the IPO and the transactions contemplated by this Agreement (excluding any shares of Common Stock that may be issued upon exercise of the Underwriters’ over-allotment option described in the final prospectus for the IPO).

Jefferies Group LLC 520 Madison Avenue New York, New York 10022	$40,000,000 / the initial public offering price set forth on the cover page of the final prospectus for the IPO

Exhibit A

FORM OF LOCK-UP AGREEMENT

[Attached]

Lock-Up Agreement

[________], 2015

LoanCore Realty Trust, Inc.

55 Railroad Avenue, Suite 100

Greenwich, Connecticut 06830

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with LoanCore Realty Trust, Inc. (the “Company”) and LoanCore Advisors, LLC, providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, offer, pledge, sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). Furthermore, the undersigned agrees that the undersigned will not publicly announce any intention to undertake a Disposition during the Lock-Up Period. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering.

Notwithstanding the foregoing, the undersigned may make a Disposition of any or all of the shares of Common Stock or other Company securities if such Disposition does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, and (i) is by bona fide gift, will or intestate succession or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (ii) is by a distribution to limited partners, members, stockholders or other equity holders of the undersigned, (iii) is to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or (iv) such shares of Common Stock or securities were acquired in open market transactions after the Public Offering; provided, however, that in the case of (i), (ii), (iii), or (iv), it shall be a condition to such Disposition that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement. [In addition, the undersigned may make a Disposition of any or all of the shares of Common Stock or other Company securities if such Disposition is solely to Leucadia National Corporation or a wholly-owned subsidiary of Leucadia National Corporation and does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, other than the filing of a Schedule 13D or an amendment thereto; provided, however, that it shall be a condition to such Disposition that (i) Leucadia National Corporation or such subsidiary execute an agreement stating that Leucadia National Corporation or such subsidiary is receiving and holding the securities subject to the provisions of this Lock-Up Agreement and (ii) such Disposition not occur during the period commencing on the date hereof and ending on the date that is 90 days after the date of the final prospectus relating to the Public Offering.]1

The undersigned agrees that the Company may (i) with respect to any shares of Common Stock subject to this Lock-Up Agreement, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial owner but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

If any director or officer of the Company or record holder or beneficial owner of more than 1% of the outstanding shares of Common Stock is granted an early release or waiver from the restrictions described herein during the Lock-Up Period with respect any securities of the Company having a fair market value in excess of $3 million in the aggregate, then each Major Holder (as defined below) shall also be granted an early release or waiver from its obligations under this Lock-Up Agreement on a pro rata basis with and otherwise on the same terms as all other record holders or beneficial owners of similarly restricted securities of the Company based on the maximum percentage of shares held by any such director, officer or record holder or beneficial owner being released from, or being granted waivers under, such owner’s or holder’s lock-up agreement; provided, however, that in the case of an early release or waiver from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of shares of Common Stock (an “Underwritten Sale”), such early release or waiver shall only apply with respect to such Major Holder’s participation in such Underwritten Sale. For purposes of this Lock-Up Agreement, each of the following persons is a “Major Holder”: each record holder or beneficial owner, as of the date hereof, of more than 5% of the outstanding shares of Common Stock (for purposes of determining record or beneficial ownership of a stockholder, all shares of Common Stock held by investment funds affiliated with such stockholder shall be aggregated), each of whom has entered (or shall enter prior to Public Offering) into a lock-up agreement with the Underwriters in accordance with the terms of the Underwriting Agreement.

1 For Jefferies lock-up agreement only.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (i) the Representatives, on the one hand, or the Company, on the other hand, advise the other in writing prior to the execution of the Underwriting Agreement that they have determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement prior to payment for the delivery of the Common Stock to be sold thereunder and (iii) December 31, 2015 in the event that the Underwriting Agreement has not been executed by such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[●]

By:

Name:

Title:

Exhibit B

FORM OF REGISTRATION RIGHTS AGREEMENT

[See Exhibit 10.4 to the Registration Statement]

Exhibit C-1

FORM OF GICRE INVESTOR RIGHTS AGREEMENT

[See Exhibit 10.5 to the Registration Statement]

Exhibit C-2

FORM OF JEFFERIES INVESTOR RIGHTS AGREEMENT

[See Exhibit 10.6 to the Registration Statement]

Exhibit D

FORM OF REPRESENTATION REGARDING OWNERSHIP OF SHARES

[Attached]

[Letterhead of LC REIT LLC]

REPRESENTATION REGARDING OWNERSHIP OF SHARES

[●] [●], 2015

LoanCore Realty Trust, Inc.

55 Railroad Avenue, Suite 100

Greenwich, CT 06830

Attn: Jordan Bock, Chief Investment

Officer and Secretary

Ladies and Gentlemen:

Reference is made to the articles of amendment and restatement of the charter (the “Articles”) of LoanCore Realty Trust, Inc. (the “Corporation”) and to certain limitations on share ownership contained in Article VII of the Articles, which are designed to facilitate the Corporation’s qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and generally limit ownership of the Corporation’s shares of Common Stock (“Common Shares”) by a Person to not more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Common Shares (the “Share Ownership Limit”). Section 7.2.7 of the Articles provides that the Corporation’s Board of Directors may exempt (prospectively or retroactively) a Person from the Share Ownership Limit and may establish an Excepted Holder Limit (as defined in Article VII of the Articles), as long as certain conditions are met. Except as otherwise indicated, terms used herein have the meanings provided in the Articles.

LC REIT LLC, a Delaware limited liability company (“LC REIT”), is wholly owned by NA-RE Investment Holdings, LLC, a Delaware limited liability company (“NA-RE”). NA-RE is directly and indirectly wholly owned by GIC (Realty) Private Limited (“GICR”). GICR is wholly owned by Minister for Finance (“MOF”), a statutory corporate body established under the Minister for Finance (Incorporation) Act (Cap 183) of the Singapore Statutes to own and administer assets of the Government of Singapore. LC REIT seeks to acquire Common Shares in excess of the Share Ownership Limit.

LC REIT believes that the ownership of such Common Shares by LC REIT means that such Common Shares are not held by an individual for purposes of determining whether the Corporation is “closely held” under Code Section 856(a)(6), and requests an exemption from the Share Ownership Limit, subject to the terms and conditions set forth herein (the “Exemption”). Pursuant to the Exemption, LC REIT will be subject, in the aggregate, to an Excepted Holder Limit of 30%. Pursuant to Section 7.2.7 of the Articles, the Corporation’s Board of Directors has approved the Exemption, subject to the conditions set forth herein. LC REIT hereby acknowledges and agrees that the initial and continuing effectiveness of the Exemption is expressly conditioned on the continuing accuracy in all material respects of the following representations and covenants by LC REIT:

1.                  LC REIT is a disregarded entity for U.S. federal income tax purposes the sole member of which is NA-RE.

2.                  GICR indirectly owns 100% of the outstanding equity interests in NA-RE (as determined under U.S. federal income tax principles).

3.                  GICR is a non-United States person that is a foreign government, or an “integral part” or a “controlled entity” of a foreign government, as those terms are defined in Code Section 892 and Treasury Regulations Section 1.892-2T(a).

4.                  NA-RE is a partnership for U.S. federal income tax purposes, and will be the actual owner of all of the Common Shares for U.S. federal income tax purposes, and neither LC REIT nor NA-RE will hold such Common Shares as the nominee or agent for any other person or entity.

5.                  LC REIT will not dispose of any of the Common Shares in a manner that would, to the best knowledge of the GICRE Group, cause any person other than LC REIT, NA-RE, GICR and any other wholly-owned (directly or indirectly) subsidiaries of GICR (the “GICRE Group”) to be the actual owner, Beneficial Owner or Constructive Owner of Common Shares in excess of the Share Ownership Limits.

6.                  Upon the request of the Corporation, LC REIT agrees that it will use reasonable efforts to cooperate with the Corporation in determining whether any amounts to be received with respect to any real estate asset, including any “foreclosure property” (within the meaning of Code Section 856(e)(1)), would not qualify as “rents from real property” (as defined in Code Section 856(d)) pursuant to Code Section 856(d)(2)(B), including, without limitation, by providing information regarding ownership by any member of the GICRE Group of any tenant of such real estate asset or foreclosure property.

7.                  LC REIT agrees that if, for any reason, (i) there is any violation or attempted violation of any of the above representations or warranties, or (ii) the ownership by LC REIT of Common Shares causes any single person (including entities), other than LC REIT or any other member of the GICRE Group, to be the actual owner of, or to Beneficially Own or Constructively Own, Common Shares in excess of the Share Ownership Limit, then the remedies set forth in Sections 7.2 and 7.3 of the Articles will be applied with respect to the Common Shares Beneficially Owned or Constructively Owned in excess of the Share Ownership Limit without regard to any exception granted thereto by the Exemption.

8.                  LC REIT acknowledges that the Exemption is being granted only to members of the GICRE Group and not to any other person or entity.

9.                  The undersigned has the authority to execute this document on behalf of LC REIT.

Neither this letter agreement nor any waiver contained herein may be assigned or transferred without the prior written consent of the Corporation.

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All questions concerning the construction, validity and interpretation of this letter agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

Please indicate your agreement and acknowledgement of the foregoing by executing this letter in the space provided below.

Sincerely,

LC REIT LLC

By: NA-RE INVESTMENT HOLDINGS, LLC,

Its sole member

By: GIC Real Estate, Inc.,

Its Manager

By:

Name:

Title:

By:

Name:

Title:

This will confirm that the Exemption has been granted by the Board of Directors in accordance with the Articles, and shall continue, subject to the continuing accuracy in all material respects of the above representations and covenants.

LoanCore Realty Trust, Inc.

By:

Name:

Title: